                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-88971
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4



                          NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED APRIL 24, 2000
                     TO PROSPECTUS DATED DECEMBER 3, 1999

     The selling stockholders table on pages 21-24 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective amounts of 4 3/4% convertible senior notes due 2007.

                                                 CONVERTIBLE NOTES              COMMON STOCK
                                                 -----------------              ------------
                                             PRINCIPAL      PRINCIPAL
                                             AMOUNT OF      AMOUNT OF                    NUMBER OF
                                            CONVERTIBLE    CONVERTIBLE     NUMBER OF      SHARES
NAME OF SELLING STOCKHOLDER                 NOTES OWNED   NOTES OFFERED   SHARES OWNED    OFFERED
---------------------------                 -----------   -------------   ------------   ---------
Goldman Sachs and Company/(1)/               $8,375,000    $8,375,000          0             0

Merrill Lynch, Pierce, Fenner and Smith,
 Inc./(1)/                                   $2,270,000    $2,270,000          0             0

/(1)/ This entity and/or affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.